Exhibit 10.11

THIRD AMENDMENT TO

REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of November 22, 2013, is entered into by and among ENSERVCO CORPORATION, a Delaware corporation (“Enservco”), DILLCO FLUID SERVICE, INC., a Kansas corporation (“Dillco”), and HEAT WAVES HOT OIL SERVICES LLC, a Colorado limited liability company (“Heat Waves”) (Enservco, Dillco and Heat Waves, each, a “Borrower” and collectively, “Borrowers”), PNC BANK, NATIONAL ASSOCIATION, as the sole Lender on the date hereof, and PNC BANK, NATIONAL ASSOCIATION, as Agent for the Lenders (in such capacity, “Agent”), with reference to the following facts:

RECITALS

I. The parties to this Amendment have entered into a Revolving Credit, Term Loan and Security Agreement, dated as of November 2, 2012, as amended by (i) that certain First Amendment to Revolving Credit, Term Loan and Security Agreement, dated as of February 7, 2013 and (ii) that certain Waiver and Second Amendment to Revolving Credit, Term Loan and Security Agreement, dated as of May 10, 2013 (collectively, and as further amended, modified and supplemented from time to time, the “Credit Agreement”), pursuant to which the Lenders provide certain credit facilities to Borrowers;

II. Borrowers have requested that certain provisions of the Credit Agreement be amended, among other things: (i) to increase the Term Loan by Three Million Dollars, (ii) to increase the limitation on Capital Expenditures for the 2013 fiscal year, (iii) to permit the Borrowers to carryover any unused Capital Expenditures from the 2013 fiscal year to the 2014 fiscal year, (iv) to reduce the Availability Reserve to $500,000, and (v) to exclude from Collateral the 250,000 common shares of Pyramid Oil Company held by Michael D. Herman, each as more fully set forth below; and

III. Agent and the Lenders are willing to make such amendments to the Credit Agreement, in accordance with, and subject to the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.          Defined Terms. Any and all initially capitalized terms used in this Amendment (including, without limitation, in the recitals hereto) without definition shall have the respective meanings specified for such terms in the Credit Agreement.

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2.           Amendments to Section 1.2 of the Credit Agreement.

A.           The following defined terms are hereby added to Section 1.2 of the Credit Agreement in their proper alphabetical order:

“CEA” shall mean the Commodity Exchange Act (7 U.S.C.§1 et seq.), as amended from time to time, and any successor statute.

“CFTC” shall mean the Commodity Futures Trading Commission.

“Change in Law” shall mean the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any Applicable Law; (b) any change in any Applicable Law or in the administration, implementation, interpretation or application thereof by any Governmental Body; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Applicable Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

“Covered Entity” shall mean (a) each Borrower, each of Borrower’s Subsidiaries, all Guarantors and all pledgors of Collateral and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“Effective Date” means the date indicated in a document or agreement to be the date on which such document or agreement becomes effective, or, if there is no such indication, the date of execution of such document or agreement.

“Eligible Contract Participant” shall mean an “eligible contract participant” as defined in the CEA and regulations thereunder.

“Eligibility Date” shall mean, with respect to each Borrower and Guarantor and each Swap, the date on which this Agreement or any Other Document becomes effective with respect to such Swap (for the avoidance of doubt, the Eligibility Date shall be the Effective Date of such Swap if this Agreement or any Other Document is then in effect with respect to such Borrower or Guarantor, and otherwise it shall be the Effective Date of this Agreement and/or such Other Document(s) to which such Borrower or Guarantor is a party).

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“Excluded Hedge Liability or Liabilities” shall mean, with respect to each Borrower and Guarantor, each of its Swap Obligations if, and only to the extent that, all or any portion of this Agreement or any Other Document that relates to such Swap Obligation is or becomes illegal under the CEA, or any rule, regulation or order of the CFTC, solely by virtue of such Borrower’s and/or Guarantor’s failure to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap. Notwithstanding anything to the contrary contained in the foregoing or in any other provision of this Agreement or any Other Document, the foregoing is subject to the following provisions: (a) if a Swap Obligation arises under a master agreement governing more than one Swap, this definition shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guaranty or security interest is or becomes illegal under the CEA, or any rule, regulations or order of the CFTC, solely as a result of the failure by such Borrower or Guarantor for any reason to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap; (b) if a guarantee of a Swap Obligation would cause such obligation to be an Excluded Hedge Liability but the grant of a security interest would not cause such obligation to be an Excluded Hedge Liability, such Swap Obligation shall constitute an Excluded Hedge Liability for purposes of the guaranty but not for purposes of the grant of the security interest; and (c) if there is more than one Borrower or Guarantor executing this Agreement or the Other Documents and a Swap Obligation would be an Excluded Hedge Liability with respect to one or more of such Persons, but not all of them, the definition of Excluded Hedge Liability or Liabilities with respect to each such Person shall only be deemed applicable to (i) the particular Swap Obligations that constitute Excluded Hedge Liabilities with respect to such Person, and (ii) the particular Person with respect to which such Swap Obligations constitute Excluded Hedge Liabilities.

“Flood Laws” shall mean all Applicable Laws relating to policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and other Applicable Laws related thereto.

“Foreign Currency Hedge” shall mean any foreign exchange transaction, including spot and forward foreign currency purchases and sales, listed or over-the- counter options on foreign currencies, non-deliverable forwards and options, foreign currency swap agreements, currency exchange rate price hedging arrangements, and any other similar transaction providing for the purchase of one currency in exchange for the sale of another currency entered into by any Borrower, Guarantor and/or any of their respective Subsidiaries.

“Foreign Currency Hedge Liabilities” shall have the meaning assigned in the definition of Lender-Provided Foreign Currency Hedge.

“Incremental Term Loan” shall have the meaning set forth in Section 2.4 hereof.

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“Non-Qualifying Party” shall mean any Borrower or any Guarantor that on the Eligibility Date fails for any reason to qualify as an Eligible Contract Participant.

“Original Term Loan” shall have the meaning set forth in Section 2.4 hereof.

“Qualified ECP Loan Party” shall mean each Borrower or Guarantor that on the Eligibility Date is (a) a corporation, partnership, proprietorship, organization, trust, or other entity other than a “commodity pool” as defined in Section 1a(10) of the CEA and CFTC regulations thereunder that has total assets exceeding $10,000,000 or (b) an Eligible Contract Participant that can cause another person to qualify as an Eligible Contract Participant on the Eligibility Date under Section 1a(18)(A)(v)(II) of the CEA by entering into or otherwise providing a “letter of credit or keepwell, support, or other agreement” for purposes of Section 1a(18)(A)(v)(II) of the CEA.

“Reportable Compliance Event” shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

“Sanctioned Country” shall mean a country subject to a sanctions program maintained under any Anti-Terrorism Law.

“Sanctioned Person” shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

“Swap” shall mean any “swap” as defined in Section 1a(47) of the CEA and regulations thereunder, other than (a) a swap entered into, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or (b) a commodity option entered into pursuant to CFTC Regulation 32.3(a).

“Swap Obligation” means any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap which is also a Lender-Provided Interest Rate Hedge, or a Lender-Provided Foreign Currency Hedge.

“Third Amendment Effective Date” means November 22, 2013.

B.           The following defined terms in Section 1.2 of the Credit Agreement are hereby amended and restated in their entity to read as follows:

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“Ant i-Terrorism Laws” shall mean any Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time.

“Availability Reserve” shall mean a reserve of $500,000 against borrowing availability under the Revolving Advances facility.

“Governmental Body” shall mean any nation or government, any state or other political subdivision thereof or any entity, authority, agency, division or department exercising the executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to a government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

3.            Amendment to Section 2.2(g) (Procedure for Revolving Advances Borrowing). Section 2.2(g) of the Credit Agreement is hereby amended and restated in its entity to read as follows:

“(g) Notwithstanding any other provision hereof, if any Applicable Law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, including without limitation any Change in Law, shall make it unlawful for Lenders or any Lender (for purposes of this subsection (g), the term “Lender” shall include any Lender and the office or branch where any Lender or any Person controlling such Lender makes or maintains any Eurodollar Rate Loans) to make or maintain its Eurodollar Rate Loans, the obligation of Lenders (or such affected Lender) to make Eurodollar Rate Loans hereunder shall forthwith be cancelled and Borrowers shall, if any affected Eurodollar Rate Loans are then outstanding, promptly upon request from Agent, either pay all such affected Eurodollar Rate Loans or convert such affected Eurodollar Rate Loans into loans of another type. If any such payment or conversion of any Eurodollar Rate Loan is made on a day that is not the last day of the Interest Period applicable to such Eurodollar Rate Loan, Borrowers shall pay Agent, upon Agent’s request, such amount or amounts set forth in clause (f) above. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Lenders to Borrowing Agent shall be conclusive absent manifest error.”

4.           Amendment to Section 2.4 (Term Loan). Section 2.4 of the Credit Agreement is hereby amended and restated in its entity to read as follows:

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“Section 2.4      Term Loan.         Subject to the terms and conditions of this Agreement, each Lender, severally and not jointly, made a term loan to Borrowers on the Closing Date (collectively, the “Original Term Loan”) in the sum equal to such Lender’s Commitment Percentage of $11,000,000.00. Immediately preceding the Third Amendment Effective Date, the outstanding principal balance of the Original Term Loan was $9,428,576.00. Upon the Third Amendment Effective Date, the Lenders have agreed to make an additional term loan in the amount of Three Million Dollars (the “Incremental Term Loan”; and together with the Original Term Loan, the “Term Loan”). Upon the Third Amendment Effective Date, the outstanding principal balance of the Term Loan shall be $12,428,576. The Incremental Term Loan shall be advanced on the Third Amendment Effective Date. The Term Loan shall be, with respect to principal, payable as follows, subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement: twenty-three (23) equal monthly principal installments of $172,620 each, beginning on November 30, 2013 and continuing on the last day of each month thereafter through and including September 30, 2015, with any remaining principal due on the last day of the Term. The Term Loan shall be evidenced by one or more secured promissory notes (collectively, the “Term Note”) in substantially the form attached hereto as Exhibit 2.4. The Term Loan may consist of Domestic Rate Loans or Eurodollar Rate Loans, or a combination thereof, as Borrowing Agent may request. In the event that Borrowers desire to obtain or extend a Eurodollar Rate Loan or to convert a Domestic Rate Loan to a Eurodollar Rate Loan, Borrowing Agent shall comply with the notification requirements set forth in Sections 2.2(b) and (d) and the provisions of Sections 2.2(b) through (g) shall apply.”

5.           Amendment to Section 3.7 (Increased Costs). The lead-in to Section 3.7 of the Credit Agreement is hereby amended and restated in its entity to read as follows:

“Section 3.7 Increased Costs.     In the event that any Applicable Law or any Change in Law or compliance by any Lender (for purposes of this Section 3.7, the term “Lender” shall include Agent, any Issuer or Lender and any corporation or bank controlling Agent, any Lender or Issuer and the office or branch where Agent, any Lender or Issuer (as so defined) makes or maintains any Eurodollar Rate Loans) with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:”

6.           Amendment to Section 3.9(a) (Capital Adequacy): Section 3.9(a) of the Credit Agreement is hereby amended and restated in its entity to read as follows:

“(a) In the event that Agent or any Lender shall have determined that any Applicable Law or guideline regarding capital adequacy, or any Change in Law or any change in the interpretation or administration thereof by any Governmental Body, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent, Issuer or any Lender (for purposes of this Section 3.9, the term “Lender” shall include Agent, Issuer or any Lender and any corporation or bank controlling Agent or any Lender and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent or any Lender’s capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent’s and each Lender’s policies with respect to capital adequacy) by an amount deemed by Agent or any Lender to be material, then, from time to time, Borrowers shall pay upon demand to Agent or such Lender such additional amount or amounts as will compensate Agent or such Lender for such reduction. In determining such amount or amounts, Agent or such Lender may use any reasonable averaging or attribution methods. The protection of this Section 3.9 shall be available to Agent and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the Applicable Law, rule, regulation, guideline or condition.

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7.           Amendment to 4.11 (Insurance). Section 4.11 of the Credit Agreement is hereby amended by adding the following after the last sentence of the Section:

“Each Borrower shall take all actions required under the Flood Laws and/or requested by Agent to assist in ensuring that each Lender is in compliance with the Flood Laws applicable to the Collateral, including, but not limited to, providing Agent with the address and/or GPS coordinates of each structure on any real property that will be subject to a mortgage in favor of Agent, for the benefit of Lenders, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral, and thereafter maintaining such flood insurance in full force and effect for so long as required by the Flood Laws.”

8.           Amendment to Section 5.7 (O.S.H.A. and Environmental Co mpliance). Section 5.7 of the Credit Agreement is hereby re-titled “O.S.H.A.; Environmental Compliance; Flood Laws” and amended by adding a new subsection (d) as follows:

“(d) All Real Property owned by Borrowers is insured pursuant to policies and other bonds which are valid and in full force and effect and which provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each such Borrower in accordance with prudent business practice in the industry of such Borrower. Each Borrower has taken all actions required under the Flood Laws and/or requested by Agent to assist in ensuring that each Lender is in compliance with the Flood Laws applicable to the Collateral, including, but not limited to, providing Agent with the address and/or GPS coordinates of each structure located upon any Real Property that will be subject to a Mortgage in favor of Agent, for the benefit of Lenders, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral.”

9.           Addition of New Section 6.14 (Keepwell).       A new Section 6.14 (entitled “Keepwell”) is hereby added to the Credit Agreement in its proper sequential order and shall read as follows:

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“6.15 Keepwell. If it is a Qualified ECP Loan Party, then jointly and severally, together with each other Qualified ECP Loan Party, hereby absolutely unconditionally and irrevocably (a) guarantees the prompt payment and performance of all Swap Obligations owing by each Non-Qualifying Party (it being understood and agreed that this guarantee is a guaranty of payment and not of collection), and (b) undertakes to provide such funds or other support as may be needed from time to time by any Non-Qualifying Party to honor all of such Non Qualifying Party’s obligations under this Agreement or any Other Document in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 6.14 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 6.14, or otherwise under this Agreement or any Other Document, voidable under applicable law, including applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Loan Party under this Section 6.14 shall remain in full force and effect until payment in full of the Obligations and termination of this Agreement and the Other Documents. Each Qualified ECP Loan Party intends that this Section 6.14 constitute, and this Section 6.14 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of each other Borrower and Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the CEA.”

10.           Amendment to Section 7.6 (Capital Expenditures).  Section 7.6 of the Credit Agreement is hereby amended and restated in its entirety to read as follows1:

“7.6      Capital Expenditures. Contract for, purchase or make any expenditure or commitments for Capital Expenditures (i) in the 2013 fiscal year, in an aggregate amount for all Borrowers in excess of $10,150,000, and (ii) in any fiscal year (other than the 2013 fiscal year), in an aggregate amount for all Borrowers in excess of $2,500,000; provided, however, in the event Capital Expenditures during the 2013 fiscal year is less than the amount permitted for such fiscal year, then the unused amount may be carried over and used in the 2014 fiscal year.”

11.          Deletion of Section 8.1(m) (Securit ies Account Control Agreement). Section 8.1(m) of the Credit Agreement is hereby deleted in its entirety and replaced with “[Reserved].”

12.          Amendment to Section 11.5 (Allocation of Payments After Event of Default). Section 11.5 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“11.5 Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Agent on account of the Obligations or any other amounts outstanding under any of the Other Documents or in respect of the Collateral may, at Agent’s Permitted Discretion, be paid over or delivered as follows:

FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of the Agent in connection with enforcing its rights and the rights of the Lenders under this Agreement and the Other Documents and any protective advances made by the Agent with respect to the Collateral under or pursuant to the terms of this Agreement;

1 NTD – Revisions increase the limitation on Capital Expenditures for the 2013 fiscal year and permit the Borrowers to carryover any unused Capital Expenditures from the 2013 fiscal year to the 2014 fiscal year.

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SECOND, to payment of any fees owed to the Agent;

THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of each of the Lenders to the extent owing to such Lender pursuant to the terms of this Agreement;

FOURTH, to the payment of all of the Obligations consisting of accrued fees and interest, including the payment of all Hedge Liabilities;

FIFTH, to the payment of the outstanding principal amount of the Obligations (including the payment or cash collateralization of any outstanding Letters of Credit);

SIXTH, to all other Obligations and other obligations which shall have become due and payable under the Other Documents or otherwise and not repaid pursuant to clauses “FIRST” through “FIFTH” above; and

SEVENTH, to the payment of the surplus, if any, to whomever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive (so long as it is not a Defaulting Lender) an amount equal to its pro rata share (based on the proportion that the then outstanding Advances, Cash Management Liabilities and Hedge Liabilities held by such Lender bears to the aggregate then outstanding Advances, Cash Management Liabilities and Hedge Liabilities) of amounts available to be applied pursuant to clauses “FOURTH,” “FIFTH” and “SIXTH” above; (iii) notwithstanding anything to the contrary in this Section 11.5, no Swap Obligations of any Non-Qualifying Party shall be paid with amounts received from such Non-Qualifying Party under its Guaranty (including sums received as a result of the exercise of remedies with respect to such Guaranty) or from the proceeds of such Non-Qualifying Party’s Collateral if such Swap Obligations would constitute Excluded Hedge Liabilities, provided, however, that to the extent possible appropriate adjustments shall be made with respect to payments and/or the proceeds of Collateral from other Borrowers and/or Guarantors that are Eligible Contract Participants with respect to such Swap Obligations to preserve the allocation to Obligations otherwise set forth above in this Section 11.5; and (iv) to the extent that any amounts available for distribution pursuant to clause “FIFTH” above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Agent in a cash collateral account for the Letters of Credit pursuant to Section 3.2(b) hereof and applied (A) first, to reimburse the Issuer from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses “FIFTH” and “SIXTH” above in the manner provided in this Section 11.5.”

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13.          Amendment to Section 16.17 (Certifications From Banks and Participants; US PATRIOT Act). Section 16.17 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“16.17 Certifications From Banks and Participants; USA PATRIOT.

(a)          Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA PATRIOT Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the USA PATRIOT Act and the applicable regulations: (1) within ten (10) days after the Closing Date, and (2) as such other times as are required under the USA PATRIOT Act.

(b)          The USA PATRIOT Act requires all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, Lender may from time to time request, and each Borrower shall provide to Lender, such Borrower’s name, address, tax identification number and/or such other identifying information as shall be necessary for Lender to comply with the USA PATRIOT Act and any other Anti-Terrorism Law.”

14.          Addition of New Section 16.18 (“Ant-Terrorism Laws”). A new Section 16.18 (entitled “Ant-Terrorism Laws”) is hereby added to the Credit Agreement in its proper sequential order and shall read as follows:

“Section 16.18 Anti-Terrorism Laws.

(a)  Each Borrower represents and warrants that (i) no Covered Entity is a Sanctioned Person and (ii) no Covered Entity, either in its own right or through any third party, (A) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (C)   engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

(b)  Each Borrower covenants and agrees that (i) no Covered Entity will become a Sanctioned Person, (ii) no Covered Entity, either in its own right or through any third party, will (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (D) use the Advances to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (iii) the funds used to repay the Obligations will not be derived from any unlawful activity, (iv) each Covered Entity shall comply with all Anti- Terrorism Laws and (v) the Borrowers shall promptly notify the Agent in writing upon the occurrence of a Reportable Compliance Event.”

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15.          Amendment to Exhibit 2.4 to the Credit Agreement. Exhibit 2.4 to the Credit Agreement is hereby amended and restated in its entirety by replacing Exhibit 2.4 thereto with Exhibit 2.4 to this Amendment.

16.          Amendment Fee. In consideration of the agreement of PNC, as Agent and sole Lender on the date hereof, to enter into this Amendment and provide Borrowers the accommodations contemplated hereunder, on the effective date of this Amendment, Borrowers shall pay to Agent, for the benefit of the sole Lender, a one-time amendment fee in the amount of $25,000 (the “Amendment Fee”). Borrowers acknowledge and agree that the Amendment Fee shall be non-refundable when due and that Agent may effect payment of the Amendment Fee when due by charging the full amount thereof to Borrowers’ Revolving Advances loan account.

17.          Termination of Herman Pledge Agreement; Release of Pledge of Stock.

A.           In order to induce the Lenders and the Agent to enter into the Credit Agreement, Michael D. Herman, an individual (the “Pledgor”), provided to the Agent, for the benefit of the Lenders, that certain Limited Guaranty and Suretyship Agreement, dated as of November 2, 2012 (the “Guaranty”) pursuant to which Pledgor, among other things, guarantees the payment and performance of Borrowers’ Obligations up to the Maximum Guarantied Amount (as defined therein). As further inducement to the Agent and the Lenders, Pledgor agreed to secure its obligations under the Guaranty by entering into that certain Pledge Agreement, dated as of November 2, 2012 (the “Herman Pledge Agreement”), pursuant to which Pledgor pledged to Agent, for the benefit of the Lenders, 250,000 shares of common stock of Pyramid Oil Company. Borrowers and Pledgor have requested that Agent terminate the Herman Pledge Agreement and release Pledgor from his obligations to pledge such Pyramid Oil Company stock.

B.           Upon the effectiveness of this Agreement, Agent (a) releases and discharges Pledgor from all obligations arising under the Herman Pledge Agreement, (b) terminates and cancels the Herman Pledge Agreement, and (c) acknowledges and agrees that (i) Agent and the Lenders have no further rights, privileges or remedies under the Herman Pledge Agreement, and (ii) that Pledgor has no further duties, obligations or liabilities under the Herman Pledge Agreement. Notwithstanding the foregoing, the Guaranty shall remain in full force and effect as written.

C.           Other than the Herman Pledge Agreement, each Borrower and Guarantor hereby ratifies and acknowledges the continuing validity and enforceability of the Loan Documents, including the Guaranty, and the obligations and first liens evidenced thereby. All terms, covenants, conditions and provisions of such Loan Documents, including the Guaranty, shall be and remain in full force and effect as written.

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D.           In consideration for the foregoing release and termination of the Herman Pledge Agreement, Pledgor and each Borrower hereby remises, releases, acquits, satisfies and forever discharges Agent and the Lenders, their agents, employees, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of Agent or the Lenders, of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, against Agent and the Lenders, their agents, employees, officers, directors, attorneys and all persons acting or purporting to act on behalf of or at the direction of Agent or the Lenders (“Releasees”), for, upon or by reason of any matter, cause or thing whatsoever through the date hereof. Without limiting the generality of the foregoing, each of Pledgor and each Loan Party waives and affirmatively agrees not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they do, shall or may have as of the date hereof, including, but not limited to, the rights to contest any conduct of Agent, the Lenders or other Releasees on or prior to the date hereof. Each of the releasing parties hereby waives California Civil Code § 1542, which provides: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” On the date hereof, each of the releasing parties also shall be deemed to waive any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or country in the world, or principle of common law, which is similar, comparable or equivalent to California Civil Code § 1542. Any reference to the California Civil Code is out of an abundance of caution and shall not be construed to imply a choice of law inconsistent with the governing law as selected in Section 16.1 of the Credit Agreement.

18.          Condit ion Precedent. The effectiveness of this Amendment shall be subject to Agent’s receipt of:

A.           Amendment. This Amendment, duly executed by Borrowers and by PNC, as Agent and as the sole Lender as of the date hereof;

B.           Reaffirmation of Limited Guarantor. A Reaffirmation of Limited Guaranty, in form and substance reasonably acceptable to Agent, duly executed by the Guarantor;

C.           Note.  An Amended and Restated Term Loan Note, in the form of Exhibit 2.4 attached hereto, duly executed by each Borrower;

D.           Amendment Fee. The Amendment Fee and reimbursement of expenses permitted under the Credit Agreement; and

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E.           Representations and Warranties. The representations and warranties set forth herein must be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof).

19.          Miscellaneous.

A.           Survival of Representations and Warranties.  All representations and warranties made in the Credit Agreement or in any Other Document and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with the Credit Agreement, the Other Documents or any related agreement are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, other than representations and warranties relating to a specific earlier date, and in such case such representations and warranties are true and correct in all material respects as of such earlier date.

B.           Authority.   Each Borrower has full power, authority and legal right to enter into this Amendment and to perform all its respective Obligations hereunder and under the Other Documents (as amended or modified hereby). This Amendment has been duly executed and delivered such Person, and this Amendment constitutes the legal, valid and binding obligation of such Person enforceable in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally. The execution, delivery and performance of this Amendment (a) are within such Person’s corporate, limited liability company or limited partnership powers (as applicable), have been duly authorized by all necessary company or partnership (as applicable) action, are not in contravention of law or the terms of such Person’s operating agreement, bylaws, partnership agreement, certificate of formation, articles of incorporation or other applicable documents relating to such Person’s formation or to the conduct of such Person’s business or of any material agreement or undertaking to which such Person is a party or by which such Person is bound, (b) will not, in any material respect, conflict with or violate any law or regulation, or any judgment, order or decree of any Governmental Body, (c) will not require the Consent of any Governmental Body or any other Person, except those Consents which have been duly obtained, made or compiled prior to the date hereof and which are in full force and effect or except those which the failure to have obtained would not have, or could not reasonably be expected to have a Material Adverse Effect and (d) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of any Loan Party under the provisions of any material agreement, charter document, operating agreement or other instrument to which any Borrower or Guarantor is a party or by which it or its property is a party or by which it may be bound.

C.           No Default. After giving effect to this Amendment, no event has occurred and is continuing that constitutes a Default or an Event of Default.

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D.          References to the Credit Agreement. The Credit Agreement, each of the Other Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof, or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference therein to the Credit Agreement shall mean a reference to the Credit Agreement as amended by this Amendment.

E.           Credit Agreement Remains in Effect.  The Credit Agreement and the Other Documents remain in full force and effect and Borrowers ratify and confirm their agreements and covenants contained therein. Borrowers hereby confirm that, after giving effect to this Amendment, no Event of Default or Default has occurred and is continuing. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders under any of the Other Documents, nor constitute a waiver of any provision of any of the Other Documents.

F.           Submission of Amendment. The submission of this Amendment to the parties or their agents or attorneys for review or signature does not constitute a commitment by Agent or the Lenders to modify any of their respective rights and remedies under the Other Documents, and this Amendment shall have no binding force or effect until all of the conditions to the effectiveness of this Amendment have been satisfied as set forth herein.

G.           Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

H.          Counterparts.  This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

I.            Headings.  The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

J.           Expenses of Agent.  Borrowers agree to pay on demand all costs and expenses reasonably incurred by Agent in connection with the preparation, negotiation and execution of this Amendment, including, without limitation, the costs and fees of Agent’s legal counsel.

K.          NO ORAL AGREEMENTS. THIS AMENDMENT, TOGETHER WITH THE OTHER DOCUMENTS AS WRITTEN, REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature Pages Follow]

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IN WI1NESS WHEREOF, the parties have entered into this Amendment by their respective duly authorized officers as of the date first above written.

BORROWERS:

ENSERVCO CORPORATION,
a Delaware corporation

Rick D. Kasch
President

DILLCO FLUID SERVICE, INC.,
a Kansas corporation

Rick D. Kasch
Treasurer

HEAT WAVES HOT OIL SERVICES LLC,
a Colorado limited liability company

By:
Rick D. Kasch
Manager

Third Amendment to Revolving Credit, Term Loan and Security Agreement

AGENT:

PNC BANK, NATIONAL ASSOCIATION,

Vice President

SOLE LENDER:

PNC BANK, NATIONAL ASSOCIATION,

Third Amendment to Revolving Credit, Term Loan and Security Agreement

REAFFIRMATION OF LIMITED GUARANTY

The undersigned has executed a Limited Guaranty and Suretyship Agreement (the "Guaranty") in favor of Agent, for the benefit of the Lenders, with respect to the Borrowing' Obligations. The undersigned acknowledges the terms of the above Amendment and reaffirms md agrees that: (i) the Guaranty remains in full force and effect (notwithstanding the termination of the Herman Pledge Agreement); (ii) nothing in the Guaranty obligates Agent to notify the undersigned of any changes in the financial. Accommodations made available to Borrowers or to seek reaffirmations of the Guaranty; and (iii) no requirement to so notify the undersigned or to seek reaffirma1ions in the future shall be implied by the execution of this reaffirmation.

MICHAEL D. HERMAN, an individual

Reaf:tinuatian of L!mited Guaranty

(in eonaecdon with Third Amelldmeat to Revolving Credit, Temt Loan and Secllri!y Agreement)

Exhibit 2.4

FORM OF AMENDED AND RESTATED
TERM NOTE

$12,428,576	November 22, 2013

This Term Note (this “Note”) is executed and delivered under and pursuant to the terms of that certain Revolving Credit, Term Loan and Security Agreement dated as of November 2, 2012 among ENSERVCO CORPORATION, a Delaware corporation (“Enservco”), DILLCO FLUID SERVICE, INC., a Kansas corporation (“Dillco”), and HEAT WAVES HOT OIL SERVICE LLC, a Colorado limited liability company (“Heat Waves”) (Enservco, Dillco and Heat Waves, each, a “Borrower” and collectively, “Borrowers”), the financial institutions which are now or which hereafter become a party hereto (collectively, “Lenders” and individually, a “Lender”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for Lenders (PNC, in such capacity, “Agent”), (as amended, restated, supplemented or otherwise modified from time to time the “Credit Agreement”). Capitalized terms not otherwise defined herein shall have the meanings provided in the Credit Agreement.

FOR VALUE RECEIVED, Borrowers hereby, jointly and severally, promise to pay to the order of PNC, at the office of Agent located at PNC Bank Center, Two Tower Center, 8th Floor, East Brunswick, New Jersey 08816, or at such other place as Agent may from time to time designate to Borrowing Agent in writing:

(i)          the principal sum of TWELVE MILLION FOUR HUNDRED TWENTY-EIGHT THOUSAND SEVENTY-SIX DOLLARS ($12,428,576), payable in accordance with the provisions of the Credit Agreement and subject to acceleration upon the occurrence of an Event of Default under the Credit Agreement or earlier termination of the Credit Agreement pursuant to the terms thereof; and

(ii)         interest on the principal amount of this Note from time to time outstanding, payable at the Term Loan Rate in accordance with the provisions of the Credit Agreement. In no event, however, shall interest exceed the maximum interest rate permitted by law. Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall be payable at the Default Rate.

This Note is one of the Term Notes referred to in the Credit Agreement and is secured, inter alia, by the liens granted pursuant to the Credit Agreement and the Other Documents, is entitled to the benefits of the Credit Agreement and the Other Documents and is subject to all of the agreements, terms and conditions therein contained.

This Note is subject to mandatory prepayment and may be voluntarily prepaid, in whole or in part, on the terms and conditions set forth in the Credit Agreement.

Exhibit 2.4 1

This Note amends, restates and supersedes (but does not cause a novation of) that certain Term Note dated November 2, 2012, in the original principal sum of Eleven Million Dollars ($11,000,000) executed and delivered by Borrowers in favor of PNC.

If an Event of Default under Section 10.7 or 10.8 of the Credit Agreement shall occur, then this Note shall immediately become due and payable, without notice, together with reasonable attorneys’ fees if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof. If any other Event of Default shall occur under the Credit Agreement or any of the Loan Documents, which is not cured within any applicable grace period, then this Note may, as provided in the Credit Agreement, be declared to be immediately due and payable, without notice, together with reasonable attorneys’ fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.

This Note shall be construed and enforced in accordance with the laws of the State of New York.

[Signature Page Follows]

Exhibit 2.4 2

Each Borrower expressly waives any presentment, demand, protest, notice of protest, or notice of any kind except as expressly provided in the Credit Agreement.

BORROWERS:

ENSERVCO CORPORATION,
a Delaware corporation

By:
Name: Rick D Kasch
Title: President

DILLCO FLUID SERVICE, INC.,
a Kansas corporation

By:
Name: Rick D Kasch
Title: President

HEAT WAVES HOT OIL SERVICES LLC,
a Colorado limited liability company

By:
Name: Rick D Kasch
Title: Manager

Exhibit 2.4 3